Exhibit 5.1

Ballard Spahr LLP

One Summerlin
1980 Festival Plaza Drive, Suite 900
Las Vegas, NV 89135-2958
TEL 702.471.7000
FAX 702.471.7070
www.ballardspahr.com

July 12, 2021

Unico American Corporation
26050 Mureau Road
Calabasas, California 91302

Re: Unico American Corporation
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Unico American Corporation, a Nevada corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8, as filed with the United States Securities and Exchange Commission (the "Commission") on June 25, 2021, and as further amended or supplemented from time to time to the date hereof (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement covers the sale of 500,000 shares (the "Shares") of the Company's common stock, no par value per share (the "Common Stock"), pursuant to the Unico American Corporation 2021 Equity Incentive Plan (the "Plan").

We have examined, and relied upon the accuracy of factual matters contained in, as applicable, executed original or counterparts of the following documents: (a) the Company's Articles of Incorporations filed with the Nevada Secretary of State on February 25, 1969, as amended (the "Articles"); (b) the Company's Second Amended and Restated Bylaws, as amended; (c) the resolutions adopted by the Company's board of directors authorizing the issuance and sale of the Shares pursuant to the Plan, amongst other items (the "Resolutions"); (d) the Registration Statement; and (e) the Plan. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.

The opinion expressed below is based on the assumption that the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) have been filed by the Company with the Commission and will be effective at the time that any of

the Shares are issued, and that persons acquiring the Shares will receive a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Shares. The opinion is also based on the assumption that the Shares will continue to be duly and validly authorized on the dates that the Shares are issued to participants pursuant to the terms of the Plan and, upon the issuance of any of the Shares, the total number of shares of common stock of the Company issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Articles, as may be further amended.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and, when, as and if, issued and paid for as described in the Registration Statement, in accordance with the Resolutions and the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

This opinion is limited to the present laws of the State of Nevada. We express no opinion as to the laws of any other jurisdiction, of the United States of America, or to any state "Blue Sky" laws and regulations, and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus forming part of the Registration Statement and the Prospectus Supplement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

Ballard Spahr LLP